UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014
_______________________________
Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2014, Euronet Worldwide, Inc. ("Euronet") entered into a Share Purchase Agreement (the "Purchase Agreement") with the selling shareholders (the "Sellers") of all of the capital stock of EIM (FX) Limited and TBK (FM) Limited, each United Kingdom limited companies, which primarily operate under the trading names HiFX or HiFM (the "Companies") pursuant to which Euronet will acquire all of the outstanding capital stock of the Companies (the "Acquisition").

Under the terms of the Purchase Agreement, the Sellers will receive at closing an aggregate amount of purchase consideration (the “Purchase Consideration”) of £145 million pounds sterling (approximately $242.7 million based on a recent exchange rate of £1.00 = $1.674 as of March 6, 2014) in cash and Euronet Common Stock, par value $0.02 (“Euronet Common Stock”). Based on the March 6, 2014 exchange rate, the Purchase Consideration would be comprised of $185.8 million in cash and $56.9 million of Euronet Common Stock (the "Consideration Shares"), with the number of shares of Euronet Common Stock issued to be determined based on the average closing price of Euronet Common Stock over the twenty trading-day period before closing and the average U.S. dollar to pounds sterling exchange rate over the five trading-day period before closing. A portion of the Acquisition will be funded using borrowings under Euronet’s revolving credit facility.

The Purchase Agreement contains customary warranties and covenants of the Sellers. The Purchase Agreement also contains customary indemnification provisions whereby the Sellers will indemnify Euronet for certain losses arising out of any inaccuracy in, or breaches of, the warranties and covenants of the Sellers under the Purchase Agreement. The Purchase Agreement contains customary closing conditions, including certain regulatory approvals, and is currently expected to close during the second quarter of 2014.

Based on the March 6, 2014 exchange rate, an amount equal to $15.9 million of the cash portion of the Purchase Consideration and all of the Consideration Shares will be placed in escrow at closing as security for the Sellers' indemnification and other obligations under the Purchase Agreement. Any Purchase Consideration remaining in escrow will be released to the Sellers two years following the closing date, net of any pending indemnification or other claims under the Purchase Agreement.

In connection with the signing of the Purchase Agreement, certain key employees of the Companies agreed to continued employment arrangements that will become effective upon closing.

The foregoing description of the Purchase Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. It is not intended to provide any other factual information about Euronet or the Sellers. In particular, the warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to Euronet or the Sellers. The Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference in its entirety. The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 as if fully set forth herein.
Cautionary Statement Regarding Forward Looking Statements
Any statements contained herein that concern Euronet or its management’s intentions, expectations, or predictions of future performance, including those relating to the Companies, are forward-looking statements. Euronet’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: the parties' ability to satisfy the conditions to the closing of the acquisition of the Companies; Euronet’s ability to successfully integrate the Companies after the closing; the Companies' ability to maintain their growth rates; conditions in world financial markets and general economic conditions, including economic conditions in specific countries or regions; technological developments affecting the market for Euronet's and the Companies' products and services; the ability of Euronet and the Companies to successfully introduce new products and services; foreign currency exchange rate fluctuations and changes in laws and regulations affecting Euronet's and the Companies' business. These risks and other risks are described in Euronet's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting Euronet or the SEC. Any forward-looking statements made in this Form 8-K speak only as of the date of this Form 8-K. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Euronet regularly posts important information to the investor relations section of its website.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Purchase Agreement, a portion of the Purchase Consideration to be delivered to the Sellers include shares of Euronet Common Stock.
The shares of Euronet Common Stock were not registered under the Securities Act of 1933, as amended ("Securities Act"), in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, and pursuant to Regulation S promulgated under the Securities Act. Euronet will be issuing the Consideration Shares in a private transaction to seven shareholders of the Companies who are accredited investors, are located outside of the United States and are not “U.S. Persons”. The shareholders of the Companies receiving Consideration Shares have agreed to customary restrictions on resale. Euronet has agreed to file a registration statement on Form S-3 registering the resale by these shareholders of the Consideration Shares issued pursuant to the Purchase Agreement.

Item 7.01. Regulation FD Disclosure.

On March 10, 2014, Euronet issued a press release announcing the signing of the Purchase Agreement of the Acquisition.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of March 7, 2014, among Euronet Worldwide, Inc. and the Sellers referenced therein. *
99.1	Press Release of Euronet Worldwide, Inc. dated March 10, 2014
* Portions of this document have been redacted pursuant to a Request for Confidential Treatment and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [***].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Rick L. Weller
Rick L. Weller
Chief Financial Officer
Date: March 10, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of March 7, 2014, among Euronet Worldwide, Inc. and the Sellers referenced therein.*
99.1	Press Release of Euronet Worldwide, Inc. dated March 10, 2014
* Portions of this document have been redacted pursuant to a Request for Confidential Treatment and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [***].